Exhibit 10.1

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

AMENDED & RESTATED SEPARATION AND SHARED SERVICES AGREEMENT

This Amended & Restated Shared Services Agreement (this “Agreement”) is entered into as of November 7, 2017 (the “Execution Date”), by and between BioXcel Corporation, a Delaware corporation located at 780 East Main Street, Branford, CT 06405 (“BioXcel”), and BioXcel Therapeutics, Inc., a Delaware corporation located at 780 East Main Street, Branford, CT 06405 (“BTI”) in order to amend and restate the obligations of each of BioXcel and BTI under that certain Separation and Shared Services Agreement (the “SSA”) entered into by BioXcel and BTI as of June 30, 2017 (the “Effective Date”).  BioXcel and BTI are sometimes referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, BioXcel identified a number of therapeutic candidates using its proprietary artificial intelligence-powered research and development engine known as ‘EvolverAI’; and

WHEREAS, the Board of Directors of BioXcel determined that it was in BioXcel’s best interest to restructure its business in order to realize the full potential of its assets, including such therapeutic candidates; and

WHEREAS, in accordance with the restructuring plan, BioXcel formed BTI, a product development biotechnology company, to develop and commercialize certain of the therapeutic candidates; and

WHEREAS, BioXcel and BTI entered into that certain Amended & Restated Contribution Agreement, which is attached as Exhibit A, (the “Contribution Agreement”) whereby BioXcel contributed certain therapeutic candidates and other assets and liabilities to BTI; and

WHEREAS, BTI plans to develop and commercialize such therapeutic candidates; and

WHEREAS, to allow such work to be carried out by BTI, BioXcel desires to furnish the office space, equipment, services and leased employees described herein subject to the terms and conditions of this Agreement; and

WHEREAS, BioXcel desires to provide and BTI wishes to accept certain other financial support from BioXcel to support the efforts of BTI and to assist BTI with paying for the office space, equipment, services and leased employees described herein; and

WHEREAS, BTI desires to cease accepting space, equipment, services, leased employees and financial support pursuant to a separation plan, which is attached as Exhibit B (the “Separation Plan”) and BioXcel desires to adhere to the Separation Plan.

NOW, THEREFORE, in consideration of the foregoing recitals and the terms and conditions set forth herein, the Parties hereto, intending to be legally bound, hereby agree to amend and restate the terms and conditions of the SSA as follows:

1.              Shared Office Space and Equipment.

a.              Office Space.  BioXcel shall make available to BTI sufficient space in the office leased by BioXcel and located at 780 East Main Street, Branford, CT 06405 (the “Office”) during the Term (as defined below), including space for four (4) executives and three (3) hoteling seats (the “BTI Space”), to use for all purposes related to the conduct of BTI’s

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended business. In addition to the BTI Space, all common space in the Office, including conference rooms, the kitchen and the pantry shall be available for use by BTI (such common space and BTI Space together, the “Space”).

b.              Equipment.  BioXcel shall provide for use by BTI of such furniture, fixtures, and office equipment as are reasonably necessary and appropriate for the operation of BTI, including furniture, fixtures, and office equipment as BioXcel may hereafter acquire during the Term of this Agreement.  If BTI believes that any particular item of furniture or equipment is necessary for the effective conduct of BTI’s operations, and if BioXcel determines not to acquire such item, then BTI shall have the right to acquire the same at BTI’s own expense and locate it in the Office, such item(s) to be and remain the property of BTI.

c.               Compliance with Lease.  BTI agrees, at all times, to comply with and to cause its employees, contractors and agents to comply with all terms and conditions set forth in the real property lease between BioXcel and its landlord, as it may be amended from time to time; provided that BioXcel shall promptly provide BTI with a copy of such lease and any such amendments.

d.              Compensation.  In consideration of the use of the Space and the equipment, BTI shall pay to BioXcel a fee equal to $1,000 per month.

2.              Shared Services.

a.              The Services.  BioXcel shall perform for and on behalf of BTI the services set forth on Exhibit C (the “Services”) during the Term, which Services shall include the use of the EvolverAI research and development engine.

b.              Performance Standards.  BioXcel shall perform the Services in a timely, competent, and workmanlike manner and in a nature and at levels consistent with BioXcel’s conduct of its own business.

c.               Compensation.

In consideration of the provision of the following Services, in addition to amounts paid pursuant to Section 3(i):

i.                       BTI shall pay to BioXcel a fee equal to one thousand eight hundred fifty dollars ($1,850) per month for Services in the Branford, CT USA.

ii.                    BTI shall pay to BioXcel for Services related to intellectual property prosecution and management as outlined in Exhibit C

iii.                 BTI shall pay to BioXcel the sum of the amounts calculated by multiplying the actual hours spent towards services for and on behalf of BTI with the rates for each type of employee for Services by BioXcel through its subsidiary in India as outlined in Exhibit C.

d.              EvolverAI Collaborative Services.  On or before December 31, 2019, BTI shall have the option to enter into a Collaborative Services Agreement with BioXcel by which BioXcel shall perform product identification and related services for BTI utilizing the EvolverAI

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

Platform.  The Parties agree to negotiate the terms of such Collaborative Services Agreement in good faith and that such agreement will incorporate reasonable market based terms, including consideration for BioXcel reflecting a low, single-digit royalty on net sales and reasonable development and commercialization milestone payments, provided that (i) development milestones shall not exceed $10 million in the aggregate and not be payable prior to proof of concept in humans and (ii) commercialization milestones shall be based on reaching annual net sales levels, be limited to 3% of the applicable net sales level, and not exceed $30M in the aggregate.  BioXcel shall continue to make such product identification and related services available to BTI for at least sixty (60) months after the Effective Date.

3.              Leased Employee Services.

a.              Nature and Scope of Leased Employees.  Subject to the requirements of applicable federal and state law, BioXcel will on the terms and subject to the conditions set forth in this Agreement, lease to BTI and BTI will lease from BioXcel the individuals listed on Exhibit D (the “Leased Employees” and each individually, a “Leased Employee”), to perform certain of the Services.  In the event that BioXcel leases employees from an affiliate and causes such employees to become Leased Employees, BioXcel shall be solely responsible for any obligations with respect to any employment arrangement with such affiliate, including without limitation any obligations related to immigration or the immigration status of any of the Leased Employees, and shall indemnify and hold harmless BTI from any claims, losses, or liabilities arising from or relating to such obligations of BioXcel. In the event Leased Employees are employees of an affiliate, BioXcel shall cause such affiliate to make the Leased Employees available to perform the Services for and on behalf of BTI.

b.              Wages, Benefits and Employment Policies.  BioXcel shall have sole responsibility for (a) the establishment of initial salaries or wage rates and of subsequent adjustments thereto, if any, relating to the Leased Employees in each case subject to the approval of BTI, which approval shall not be unreasonably withheld; (b) the payment of all wages, salaries, and other forms of compensation to the Leased Employees; (c) the payment of all payroll, social security, and unemployment taxes related to the Leased Employees; (d) the establishment of all personnel policies and employee welfare benefit programs for the Leased Employees; and (e) the determination of work schedules for the Leased Employees who are not full time or who are not fully dedicated to the provision of the Services for and on behalf of BTI, consistent with the needs of BTI as set forth in this Agreement.  BTI shall have full authority to direct the Leased Employees with respect to the performance by the Leased Employees of their respective Services to BTI. Nothing herein shall be construed to indicate that any Leased Employee is an employee of BTI and no Leased Employee shall be eligible to participate in any benefit program provided by BTI.

c.               Employment of Leased Employees.  BioXcel shall advise and discuss with BTI any decision to terminate or reassign any Leased Employees, but BioXcel shall have and retain full responsibility and authority for decisions regarding termination and reassignment of all Leased Employees.

d.              Qualifications of Leased Employees.  BioXcel represents and warrants to BTI as follows:

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

i.             Each Leased Employee is appropriately trained and experienced in the provision of services necessary to satisfy the requirements of their respective job descriptions.

ii.          Each Leased Employee satisfies all applicable certification or licensure requirements under federal and state law.

e.               Pre-Employment Screenings.  BioXcel shall ensure that all Leased Employees have been subject to pre-employment screenings required by BioXcel’s current policies.

f.                Performance Evaluation.  In the event that BTI provides reasonable evidence to BioXcel that the performance of a particular Leased Employee is unsatisfactory, BioXcel will take such action as it may deem appropriate to correct the performance issue or reassign the Leased Employee.  In the event that a Leased Employee is terminated or reassigned, BioXcel shall use reasonable commercial efforts to provide a replacement that is acceptable to BTI as soon as reasonably practicable.

g.               Non-Discrimination.  No Party shall discriminate against the Leased Employees or ask that the Leased Employees be removed on the basis of race, color, ancestry, national origin, religion, sex, sexual orientation, age, disability, whistle blower status or any other classification protected by applicable laws.

h.              Support of Leased Employees.  To the extent that the Leased Employees provide the Services at BTI’s location, BTI will provide adequate facilities, equipment, computer software and hardware, telephone or any other types of support reasonably necessary or appropriate in order to enable the Leased Employees to perform the Services.

i.                  Compensation.  BTI shall compensate BioXcel for the Leased Employees by paying to BioXcel the agreed upon hourly rate set forth in Exhibit D, which is calculated based on the salary and benefit expenses for each Leased Employee. BioXcel shall cause each Leased Employee to maintain and submit weekly timesheets to BTI which set forth the hours worked and a detailed explanation of the Services provided. BTI shall have the option to reasonably request overtime work from the Leased Employees. BTI shall be responsible for all overtime pay due to Leased Employees as a result of an overtime request made by BTI hereunder.

4.              Financial Support and Payment.

a.              Financial Support.  BioXcel shall provide a line of credit to BTI, which shall be capped at One Million Dollars ($1,000,000) (the “Total Funding Amount”), pursuant to and in accordance with the terms and conditions of that certain Grid Note between the Parties, which is attached as Exhibit E (the “Grid Note”). BioXcel shall not be obligated to fund the operations of BTI beyond the Total Funding Amount. In the event BTI determines that it will require additional funding to support its operations and to execute the Separation Plan, BTI and BioXcel will, in good faith, assess increasing the Total Funding Amount, and, at the discretion of the Parties, shall amend the terms of the Grid Note or execute a new note to reflect any new funding.

b.              Payment. BTI shall pay to BioXcel amounts due under Sections 1(d), 2(c) and 3(i). BioXcel shall send invoices to BioXcel for such amounts within thirty (30) days after the end of each calendar month. BTI shall pay each invoice within sixty (60) days after

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended receipt thereof.  If any portion of any invoice is disputed, BTI shall pay the undisputed amount, and the Parties shall use good faith efforts to reconcile the disputed amount as soon as possible.

c.               Reimbursement for Past Support.  The Parties recognize that BioXcel contributed services and support to BTI in connection with its organization and development prior to the date funding under the Grid Note was available to BTI in the amount of Five Hundred Sixty-two Thousand Dollars ($562,000).  BTI shall reimburse BioXcel such amount on the earliest to occur of: (x) thirty days after the IPO (as defined in the Contribution Agreement); (y) ten (10) days after BTI receives funding of at least $5,000,000 other than through the IPO; and (z) December 31, 2018.

5.              Separation Plan.  BioXcel and BTI hereby acknowledge that the Services and the use of the Leased Employees and the Space shall decrease over time in accordance with the Separation Plan. The Parties further acknowledge that BTI plans to cease accepting all operational and financial support from BioXcel pursuant to the timeline set forth in the Separation Plan. The Parties agree to adhere to the terms of the Separation Plan. In the event BTI determines that the Separation Plan must be amended due to changes related to the business of BTI, including the development or commercialization of the therapeutic candidates, BTI shall notify BioXcel in writing and the Parties shall, in good faith, assess any continued support required by BTI. Any amendments to the Separation Plan shall be agreed upon in writing by the Parties and shall be attached in Exhibit B hereto.

6.              Recusal.  The Parties covenant and agree that, in support of the Separation Plan as long as Vimal Mehta is a member of senior management or the governing board of both BioXcel and BTI, he may participate in discussions at the senior management and governing board levels for each of BioXcel and BTI but shall not vote on matters coming before either governing board material to this Agreement, the Contribution Agreement or other agreements relating to the relationship between the Parties.  Each Party shall ensure that Vimal Mehta recuses himself with respect to governing board matters consistent with this Section 6.

7.              Confidentiality.  Each Party shall maintain the confidentiality of all data, information, records, reports and all other nonpublic information provided to it by the other Party (the “Confidential Information”), and shall not disclose any Confidential Information to third parties for any reason unless and only to the extent jointly agreed to, in writing, by the Parties or as required by law.  The foregoing applies to information communicated orally, in writing, by computer processes, and includes without limitation, this Agreement, any and all meeting notes, business plans, financial statements, analyses and/or research materials, corporate documents, and correspondence.

8.              Intellectual Property Rights. BioXcel and BTI intend for any work product, including designs, business plans, correspondence (printed or electronic), discoveries, inventions, improvements, software, works of authorship, information, know-how, or other materials made, conceived, reduced to practice or developed in whole or in part by BioXcel or the Leased Employees during the Term or within six (6) months after the expiration of the Term in connection with the Services or that relate to the Confidential Information or the business of BTI (the “Developments”) to be works made for hire. BTI shall own all right, title and interest in and to the Developments, and shall be deemed to be the author of the Developments for copyright purposes. Any and all forms of intellectual property rights including, without limitation, patents, trademarks, copyrights, mask rights, trade secrets and proprietary know-how related to or covering property therein resulting from the Services shall be owned by BTI and may be registered exclusively in the name of BTI in

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended the U.S. Copyright Office, the U.S. Patent and Trademark Office, and other similar registries in other countries.  BioXcel shall promptly and shall cause the Leased Employees to promptly disclose to BTI all Developments and Confidential Information relating to the Services and perform all actions reasonably requested by BTI, whether during or after the Term, to establish and confirm BTI’s ownership of Developments, Confidential Information and related intellectual property, including, without limitation, the execution and delivery of assignments, consents, powers of attorney and other instruments, and provide reasonable assistance to BTI or any of its affiliates in connection with (a) the prosecution of any applications for patents, trademarks, trade names, service marks, reissues thereof or other legal protection thereon, (b) the maintenance, enforcement and renewal of any rights that may be obtained, granted or vest therein, and (c) the prosecution and defense of any actions, proceedings, oppositions or interferences relating thereto. For clarity, Developments shall include any new product candidates and any related inventions identified through the use of EvolverAI in performing the Services.

9.              Term and Termination.

a.              Term.  Unless terminated earlier in accordance with the terms hereof, the term of this Agreement shall commence as of Effective Date and terminate immediately upon the completion of the Separation Plan (the “Term”).

b.              Termination on Mutual Agreement.  This Agreement may be terminated by mutual agreement of the Parties hereto at any time during the Term.

c.               [Section intentionally left blank]

d.              Termination on Insolvency of BTI.   If BTI becomes bankrupt or insolvent, or makes any assignment for the benefit of creditors, or if a receiver is appointed to take charge of its property and such proceeding is not vacated or terminated within thirty (30) days after its commencement or institution, BioXcel may immediately terminate this Agreement by written notice after the thirty (30)-day period has passed.  Any such termination shall be without prejudice to accrued rights of BioXcel, and to other rights and remedies for default.

e.               Termination for Breach.  Either Party may terminate this Agreement upon thirty (30) days’ prior written notice if the other Party is in material breach of this Agreement and fails to cure such material breach within such thirty (30)-day period.

10.       Miscellaneous.

a.              Compliance with Applicable Law.  In connection with the performance of this Agreement, both Parties shall comply with all applicable federal, state and local laws and regulations. Without limiting the foregoing, BioXcel shall maintain compliance with all laws and regulations governing the employment of the Leased Employees and BTI shall maintain compliance with all laws and regulations governing the supervision of the Leased Employees. The Parties shall cooperate with each other to effect such compliance.

b.              Coordination Meetings.  The Parties agree to meet and confer in good faith on a regular basis to discuss the Services provided hereunder.

c.               Independent Contractors.  The relationship between BioXcel on the one hand and BTI on the other is that of independent contractors, and none of the provisions of this Agreement

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended is intended to create, nor will be construed to create, an agency, partnership or joint venture relationship between the Parties.  No Party to this Agreement or any of their respective officers, members or employees, will be deemed to be the agent, employee or representative of another Party by virtue of this Agreement.

d.              Force Majeure.  No Party shall be deemed to be in default of this Agreement if prevented from performing any obligation hereunder for any reason beyond its control, including but not limited to, acts of God, war, civil commotion, fire, flood or casualty, labor difficulties, shortages of or inability to obtain labor, materials or equipment, governmental regulations or restrictions, or unusually severe weather.  In any such case, the Parties agree to negotiate in good faith with the goal of preserving this Agreement and the respective rights and obligations of the Parties hereunder, to the extent reasonably practicable.  It is agreed that financial inability shall not be deemed a matter beyond a Party’s reasonable control.

e.               Entire Agreement.  This Agreement constitutes the entire agreement between the Parties relating to the subject matter hereof and supersede any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

f.                Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.  Neither Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.  In the event that BioXcel sells, exclusively out-licenses or otherwise disposes of EvolverAI to a third party, BioXcel shall assign this Agreement to such third party and cause such third party to assume this Agreement, solely with respect to the continued provision of Services (including the use of EvolverAI in connection therewith) to BTI.

g.               Counterparts.  This Agreement may be executed in one or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together will constitute one and the same instrument.  The transmission of a copy of an executed signature page hereof by facsimile or portable document format (.pdf) shall have the same effect as the delivery of a manually executed counterpart hereof.

h.              Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

i.                  Notices.  All notices, requests, demands, claims, and other communications hereunder shall be in writing and delivered to a Party at the address listed above. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (a) when delivered personally to the recipient, (b) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (c) four (4) business days after being mailed to the recipient by certified or registered mail. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

j.                 Governing Law; Waiver of Jury Trial.  This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut without giving effect to

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended any choice or conflict of law provision or rule (whether of the State of Connecticut or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Connecticut.  BOTH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

k.              Amendments.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the Parties.

l.                  Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

m.          Incorporation of Exhibits.  The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

n.              No Waiver.  The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.  The waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.  No right, remedy or election given by any term of this Agreement shall be deemed exclusive but shall be cumulative with all of the rights, remedies and elections available at law or in equity.

[Signature page follows]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

IN WITNESS WHEREOF, the Parties hereto have executed this Amended & Restated Separation and Shared Services Agreement as of the Execution Date.

BIOXCEL CORPORATION		BIOXCEL THERAPEUTICS, INC.

By:	/s/ Krishnan Nandabalan	By:	/s/ Peter Mueller
Name: Krishnan Nandabalan		Name: Peter Mueller
Title: President		Title: Chairman

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

Exhibit A

AMENDED & RESTATED ASSET CONTRIBUTION AGREEMENT

This Amended & Restated Asset Contribution Agreement (this “Agreement”) is entered into as of November 7, 2017 (the “Execution Date”), by and between BioXcel Corporation, a Delaware corporation located at 780 East Main Street, Branford, CT 06405 (“BioXcel”), and BioXcel Therapeutics, Inc., a Delaware corporation located at 780 East Main Street, Branford, CT 06405 (“BTI”).

WHEREAS, BioXcel identified a number of therapeutic candidates using its proprietary artificial intelligence-powered research and development engine known as ‘EvolverAI’; and

WHEREAS, the Board of Directors of BioXcel determined that it was in BioXcel’s best interest to restructure its business in order to realize the full potential of its assets, including such therapeutic candidates; and

WHEREAS, in accordance with the restructuring plan, BioXcel formed BTI, a product development biotechnology company, to develop and commercialize certain of the therapeutic candidates; and

WHEREAS, to allow such work to be carried out by BTI, BioXcel and BTI entered into certain agreements including an Asset Contribution Agreement, dated as of June 30, 2017 (the “Effective Date”), by which BioXcel contributed certain assets and liabilities to BTI pursuant to the terms and conditions thereof (the “ACA”); and

WHEREAS, BTI accepted certain assets and liabilities from BioXcel pursuant to the terms and conditions of the ACA; and

WHEREAS, BioXcel desires to transfer to BTI certain additional assets and liabilities and grant to BTI certain rights in future therapeutic candidates identified by BioXcel pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the covenants contained herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties now agree to amend and restate the ACA as follows:

1.              Contribution of Assets & Option.

A.            Initial Contribution of Assets.  On the terms and subject to the conditions set forth in this Agreement, BioXcel hereby agrees to sell, contribute, assign, transfer, convey and deliver to BTI, and BTI agrees to acquire from BioXcel, all of BioXcel’s right, title and interest in and to BXCL701, BXCL702, BXCL501, and BXCL502 (collectively, the “Candidates”), and all of the assets associated with the Candidates, other than those specified to be Retained Assets (as defined below), (collectively, the “Assets”), free and clear of any security interest, lien, charge, option, claim or other encumbrance (each, a “Lien”), other than those Liens listed on Schedule 1 (collectively, the “Permitted Liens”). The Assets include the following to the extent used or held for use in connection with the Candidates as of the Effective Date:

a.              The intellectual property set forth on Schedule 1(a) (collectively, the “Intellectual Property”);

b.              All goodwill associated with the Assets;

c.               Except as set forth in Section 4 below, all of BioXcel’s rights under the Contracts (as defined below);

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

d.              All documentation, notebooks, logs, data and records associated with the Assets, and any other information necessary for the development of the Assets;

e.               All marketing and advertising materials in hard or soft copy, including without limitation, printed promotional materials and labels associated with the Assets;

f.                All claims, causes of action, rights of recovery, rights of setoff and rights of recoupment, whether or not known as of the Effective Date, relating to BioXcel’s ownership of the Assets; and

g.               All rights under or pursuant to all warranties, indemnities, representations, guarantees and similar rights, whether or not known as of the Effective Date, in favor of BioXcel with respect to the Candidates or the Assets;

h.              The Tangible Assets (as defined below); and

i.                  The assets specifically identified in Schedule 1(i).

B.            Option to Negotiate for Additional Product Candidates.  BioXcel hereby grants to BTI a first right to negotiate exclusive rights to any additional product candidates in the fields of Neuroscience and Immuno-oncology (the “Option Field”) that BioXcel may identify wholly on its own or under arrangements with third parties, and not in connection with BioXcel’s provision of services to BTI under the Parties’ Amended & Restated Separation and Shared Services Agreement.  For clarity, this option shall not apply to any additional product candidates identified by BioXcel in connection with services BioXcel provides to BTI pursuant to the Parties’ Amended & Restated Separation and Shared Services Agreement (including, without limitation services that involve the use of EvolverAI) because all such additional product candidates identified in connection with such services would be considered to be “Developments” (as defined in that agreement) already owned by BTI.  This option for first negotiation shall be valid for a period of five (5) years from the date of the IPO (as defined below). Within sixty (60) days of identifying a potential product candidate in the Option Field, BioXcel shall present such identified candidate to BTI.  BTI shall then have up to one hundred eighty (180) days in which to evaluate such product candidate (the “Evaluation Period”).  If BTI wishes to negotiate for the exclusive rights to such product candidate, BTI shall so notify BioXcel in writing prior to the end of the Evaluation Period, and if BTI so notifies BioXcel, BTI and BioXcel shall negotiate in good faith commercially reasonable terms by which BTI can receive BioXcel’s rights to such product candidate.  If BioXcel and BTI are unable to mutually agree, in writing, within ninety (90) days after the end of the Evaluation Period to terms regarding BTI’s rights to develop and/or commercialize such product candidate, BioXcel shall be free to develop and/or commercialize such product candidate either by itself or with one or more third parties.  Notwithstanding anything contained herein to the contrary, BTI’s rights and obligations set forth in this Section 1.B shall apply and be effective only from and after BTI’s completion, on or before December 31, 2018, of a firm commitment underwritten public offering of share of common stock (and any other securities of BTI that may be sold along with such shares of common stock in any such public offering) (“IPO”).

C.            Exclusivity in Option Field.  Prior to the fifth (5th) anniversary of the IPO, BioXcel shall not develop drugs, or engage in preclinical discovery for the purpose of developing drugs, in the Option Field for or on behalf of a third party, utilizing EvolverAI or otherwise.  In support of the foregoing, BioXcel shall inform third parties with which it enters into collaborations or other arrangements that BTI holds a first right to negotiate for BioXcel’s rights in product candidates in the Option Field and the duration of such right of BTI.  BioXcel’s covenant as set forth in this Section 1.C and BTI’s right of

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended first negotiation as set forth in Section 1.B shall not prevent or interfere with BioXcel’s rights to the EvolverAI platform or use of the EvolverAI platform by third parties as long as BioXcel does not provide collaborative services to, or actively support, such third party in its evaluation of the results of the EvolverAI research and development engine to develop drugs in the Option Field.

2.              Retained Assets. The assets set forth on Schedule 2 shall be retained by BioXcel and shall not be sold or assigned to BTI (the “Retained Assets”).

3.              Assumption of Liabilities.  As of the Effective Date, BTI shall assume and will be responsible for and pay, perform, and discharge when due all liabilities associated with the Assets, including without limitation, payment of any fees required to maintain any registrations and applications for registration arising from the ownership or use of the Intellectual Property due on and after the Effective Date, and all obligations and liabilities of BioXcel under the Contracts to the extent that those obligations and liabilities relate to the period after the Effective Date, in each case exclusive of any liability or obligation arising thereunder as a result of any breach, default or failure of BioXcel to perform any covenants or obligations required to be performed by BioXcel prior to the Effective Date. In addition to the liabilities described in the previous sentence, in consideration of BioXcel’s contribution of the Assets to BTI, BTI shall assume from BioXcel and be responsible for all liabilities set forth on Schedule 3, hereto (all liabilities assumed by BTI, including liabilities set forth on Schedule 3, the “Assumed Liabilities”).

4.              Assignment of Contracts. To the extent that any Contract is not capable of being assigned or transferred without the consent or waiver of the other party thereto or any third party, or if such assignment or transfer, or attempted assignment or transfer would constitute a breach thereof, this Agreement shall not constitute an assignment or transfer thereof, or an attempted assignment or transfer of any such Contract.  Schedule 4 lists those Contracts that BioXcel believes are not assignable without the written consent of the other party thereto (the “Required Consents”). To the extent permitted by applicable law, any consents and approvals of third parties required for the transfer to BTI of any of the Assets, including the Required Consents, that are not obtained or cannot be obtained without any conditions adverse to BTI or without any obligations imposed on BTI not specified in the Contract for which consent is being obtained prior to the Effective Date (the “Non-Assignable Contracts”), such Non-Assignable Contracts shall be held, as of and from the Effective Date, by BioXcel in trust for BTI and the covenants and obligations thereunder shall be performed by BTI in BioXcel’s name and all benefits and obligations existing thereunder shall be for BTI’s account.  BioXcel shall take or cause to be taken at BTI’s expense such actions in its name or otherwise as BTI may reasonably request so as to provide BTI with the benefits of the Non-Assignable Contracts and to effect collection of money or other consideration that becomes due and payable under the Non-Assignable Contracts, and BioXcel shall promptly pay over to BTI all money or other consideration received by it in respect of the Non-Assignable Contracts.  As of and from the Effective Date, BioXcel authorizes BTI, to the extent permitted by applicable law and the terms of the Non-Assignable Contracts, at BTI’s expense, to perform all of the obligations and receive all the benefits of BioXcel under the Non-Assignable Contracts.

5.              Intellectual Property Registrations.  BioXcel shall authorize and request that any officials of any state or foreign country whose duty it is to issue intellectual property registrations (including letters patent) (a) issue all registrations from any from any applications for registrations, and (b) transfer any applications or registration as applicable, in each case that are included in the Intellectual Property to BTI at BioXcel’s expense.

6.              Consideration.  The full consideration for the contribution of the Assets hereunder shall be:

a.              The issuance by BTI to BioXcel of Forty Thousand (40,000) shares of common stock of BTI.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

b.              A one-time, lump-sum payment by BTI to BioXcel of Five Million Dollars ($5,000,000) upon the achievement of Fifty Million Dollars ($50,000,000) in cumulative Net Sales of any product or combination of products resulting from the development and commercialization of any one of the Candidates or a product derived therefrom. “Net Sales” shall mean the actual amounts received by BTI or its sublicensees on all sales of the product(s) in the world to third parties, less any of the following to the extent included in such amounts: (i) normal and customary trade and quantity discounts actually given; and, in case of returns or rejections of the product(s), the associated credits and price adjustments; (ii) rebates or commissions allowed or granted, and administrative fees paid, to government agencies or trade customers, including wholesalers and chain buying groups; (iii) prepaid freight, postage, shipping, customs duties and insurance charges; and (iv) sales, value-added, and excise taxes, tariffs, and other taxes and government charges directly related to the sale of the product(s) and actually borne by BTI or its sublicensees without reimbursement from any third party, excluding any taxes assessed against the income derived from such sale. Such amounts shall be determined in accordance with from the books and records of the applicable party using generally accepted accounting principles, consistently applied, and may include using accrual accounting where applicable.

c.               BTI shall pay to BioXcel the amount due under Section 6.b within sixty (60) days after the achievement of Fifty Million Dollars ($50,000,000) in cumulative Net Sales as set forth above.

d.              BTI shall pay BioXcel One Million Dollars ($1,000,000) as a lump sum within thirty (30) days after closing of the IPO.

e.               BTI shall pay BioXcel (x) Five Hundred Thousand Dollars ($500,000) within thirty (30) days after the later of the twelve (12) month anniversary of the IPO and the first dosing of a patient in the bridging bioavailability/bioequivalence study for the BXCL501 program and (y) Five Hundred Thousand Dollars ($500,000) within thirty (30) days after the later of the twelve (12) month anniversary of the IPO and the first dosing of a patient in the Phase 2 PoC open label monotherapy or combination trial with Keytruda for the BXCL701 program.

7.              Deliveries.  Each party shall execute and deliver to the other party any such documents and instruments as shall be reasonably requested by the other party or the other party’s counsel that are reasonably necessary to complete the transactions set forth herein.

8.              Representations and Warranties of BioXcel.

a.              BioXcel has full power and authority to enter into this Agreement and to consummate the transactions contemplated herein. BioXcel has taken all action required by law, by the organizational documents of BioXcel, or otherwise, to authorize the transactions contemplated herein. This Agreement, when executed and delivered by BioXcel, will constitute a valid and legally binding obligation, enforceable against BioXcel in accordance with its terms, except as the same may be restricted, limited or delayed by applicable bankruptcy or other laws affecting creditors’ rights generally or by equitable principles and except as to the remedy of specific performance which may not be available under the laws of various jurisdictions.

b.              The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereunder will not (i) violate any provision of, result in a breach of, or constitute a default under, any law or any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal applicable to BioXcel; (ii) constitute a violation of or

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended a default under, or a conflict with, any term or provision of the governing documents of BioXcel; or (iii) constitute a violation of or a default under any contract, commitment, indenture, lease, instrument or other agreement, or any other restriction of any kind to which BioXcel is a party or is bound.

c.               BioXcel has taken all action reasonably necessary to prosecute its existing intellectual property applications material to the Candidates and to maintain all Intellectual Property in full force and effect as of the Effective Date, and has not taken or failed to take any action that could reasonably have the effect of waiving any material rights to the Candidates or the Intellectual Property. As of the Effective Date, no Intellectual Property is or has been involved in any interference, opposition, cancellation, concurrent use, invalidity, reissue, reexamination, revocation, litigation or other proceeding, in which the scope, validity or enforceability of Intellectual Property is being or has been contested or challenged, and to BioXcel’s knowledge, no such proceeding has been threatened with respect to any Intellectual Property.

d.              BioXcel has not received any written notice from any person, and does not have any knowledge of, any claim, regarding the use of, or challenging or questioning BioXcel’s right or title in, any of the Intellectual Property or alleging infringement or misappropriation of any Intellectual Property.

e.               There is no claim, litigation, proceeding or governmental investigation pending or, to BioXcel’s knowledge, threatened, or any order, injunction, or decree outstanding, against BioXcel, that would prevent or have a material adverse effect on the rights, duties or obligations of the parties as set forth in this Agreement.

f.                Schedule 8(f) sets forth a complete and accurate list of all equipment (including computers, computer servers, information systems, telephone systems and database systems and office equipment), supplies, furniture, fixtures, and all other tangible personal property, wherever located (collectively, “Tangible Assets”).  Any Tangible Assets to be contributed to BTI pursuant to this Agreement are in good operating condition and in good repair, normal wear and tear excepted.

g.               Schedule 8(g) contains a complete list of the contracts, commitments, understandings, open purchase orders, contractor agreements or other agreements, including license agreements, equipment leases and manufacturers’ and vendors’ warranties relating to items included in the Assets and all similar rights against third parties relating to items included in the Assets (collectively, the “Contracts”).  True and complete copies of all Contracts have been delivered to BTI.  All Contracts listed on Schedule 8(g) were entered into in connection with and in the ordinary course of BioXcel’s business, consistent with past practice.  All the Contracts listed on Schedule 8(g) are in full force and effect and, to BioXcel’s knowledge, there is no breach of any of the provisions of the Contracts by any party thereto.  To BioXcel’s knowledge, no condition exists that, with notice or lapse of time or both, would constitute a default by any party to any of those Contracts. To BioXcel’s knowledge, no party to any of the Contracts listed on Schedule 8(g) has made, asserted or has any defense, set-off or counterclaim under any of the Contracts or has exercised any option granted to it to cancel or terminate its agreement, to shorten the term of its agreement or to renew or extend the term of its agreement, and BioXcel has not received any notice to that effect.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

9.              Representations and Warranties of BTI.

a.              BTI has full power and authority to enter into this Agreement and to consummate the transactions contemplated herein. BTI has taken all action required by law, by the organizational documents of BTI, or otherwise, to authorize the transactions contemplated herein. This Agreement, when executed and delivered by BTI, will constitute a valid and legally binding obligation, enforceable against BTI in accordance with its terms, except as the same may be restricted, limited or delayed by applicable bankruptcy or other laws affecting creditors’ rights generally or by equitable principles and except as to the remedy of specific performance which may not be available under the laws of various jurisdictions.

b.              The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereunder will not (i) violate any provision of, result in a breach of, or constitute a default under, any law or any order, writ, injunction or decree of any court, governmental agency or arbitration tribunal applicable to BTI; (ii) constitute a violation of or a default under, or a conflict with, any term or provision of the governing documents of BTI; or (iii) constitute a violation of or a default under any contract, commitment, indenture, lease, instrument or other agreement, or any other restriction of any kind to which BTI is a party or is bound.

c.               There is no claim, litigation, proceeding or governmental investigation pending or, to BTI’s knowledge, threatened, or any order, injunction, or decree outstanding, against BTI, that would prevent or have a material adverse effect on the rights, duties or obligations of the parties as set forth in this Agreement.

10.       Indemnification.

a.              BioXcel shall indemnify and hold harmless BTI, and its directors, officers, employees, agents, and other representatives, from and against all loss, liability, claims, expenses, damages, fines, or penalties (including reasonable attorneys’ fees) (collectively, “Losses”) arising from or related to (i) BioXcel’s breach of this Agreement, and (ii) any other liability or claim, whether commenced before or after the Effective Date, arising out of BioXcel’s ownership of the Candidates and the Assets prior to the Effective Date (regardless of whether such liability or claim was known by BTI as of the Effective Date).

b.              BTI shall indemnify and hold harmless BioXcel, and its directors, officers, employees, agents, and other representatives, from and against all Losses arising from or related to (i) BTI’s breach of this Agreement, (ii) the failure by BTI to pay, perform or discharge when due any of the Assumed Liabilities, and (iii) BTI’s ownership, development and commercialization of the Assets after the Effective Date.

11.       Recusal.  The Parties covenant and agree that as long as Vimal Mehta is a member of senior management or the governing board of both BioXcel and BTI, he may participate in discussions at the senior management and governing board levels for each of BioXcel and BTI but shall not vote on matters coming before either governing board material to this Agreement, the Amended & Restated Separation and Shared Services Agreement or other agreements relating to the relationship between the Parties.  Each Party shall ensure that Vimal Mehta recuses himself with respect to governing board matters consistent with this Section 11.

12.       Confidentiality.  Each party shall maintain the confidentiality of all data, information, records, reports and all other nonpublic information provided to it by the other party (the “Confidential Information”), and shall not disclose any Confidential Information to third parties for any reason unless and only to the extent jointly agreed to, in writing, by the parties or as required by law.  The foregoing applies to

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended information communicated orally, in writing, by computer processes, and includes without limitation, this Agreement, any and all meeting notes, business plans, financial statements, analyses and/or research materials, corporate documents, and correspondence.

13.       Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Connecticut, without giving effect to principles governing conflicts of law.

14.       Specific Performance.  Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached.  Accordingly, each of the parties agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter in addition to any other remedy to which they may be entitled, at law or in equity.

15.       Assignment. No party may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other party, except that either party may, without such consent, assign its rights and delegate its duties to a successor to such party’s entire business.

16.       Entire Agreement.  This Agreement, including the schedules hereto, contains a complete statement of all the arrangements between the parties with respect to its subject matter, supersedes any previous agreements between them relating to that subject matter, and cannot be amended, modified or terminated except in a written document executed by the parties.

17.       Severability. The invalidity of any provision or portion of a provision of this Agreement shall not affect the validity of any other provision of this Agreement or the remaining portion of the applicable provision.  If any provision of this Agreement or the application of a particular provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to such party or circumstances other than those to which it is determined to be invalid or enforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by applicable law.

18.       Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the parties. No waiver by either party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

19.       Counterparts.  This Agreement may be executed in one or more counterparts, which together shall constitute a single instrument.  Facsimile or electronic delivery of an executed counterpart shall be valid and binding for all purposes.

[Signature page follows]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

IN WITNESS WHEREOF, the undersigned have caused this Amended & Restated Asset Contribution Agreement to be duly executed as of the Execution Date.

BIOXCEL CORPORATION	BIOXCEL THERAPEUTICS, INC.

/s/ Krishnan Nandabalan	/s/ Peter Mueller
Signature	Signature

Krishnan Nandabalan	Peter Mueller
Name Printed	Name Printed

President	Chairman
Title	Title

[Signature page to Amended and Restated Asset Contribution Agreement]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

Schedule 1

Permitted Liens

None

[Schedule 1 to Asset Contribution Agreement]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

Schedule 1(a)

Intellectual Property

Invention No	Project	Country name/stage	Title	Applicant	Priority App.no & Filing date	Complete Application No. & Filing date	Publication No. & Date
1	[***]	[***]	[***]	[***]	[***]	[***]	[***]
		[***]				[***]	[***]
		[***]				[***]	[***]
		[***]				[***]	[***]

2	[***]	[***]	[***]	[***]	[***]	[***]	[***]

3	[***]	[***]	[***]	[***]	[***]	[***]	[***]
						[***]	[***]

4	[***]	[***]	[***]	[***]	[***]	[***]	[***]

5	[***]	[***]	[***]	[***]	[***]	[***]	[***]

6	[***]	[***]	[***]	[***]	[***]	[***]	[***]

7	[***]	[***]	[***]	[***]	[***]	[***]	[***]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

Schedule 1(i)

All Other Assets

Prepaid Expenses transferred to BTI:  $46,105

[Schedule 1(i) to Asset Contribution Agreement]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

Schedule 2

Retained Assets

None

[Schedule 2 to Asset Contribution Agreement]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

Schedule 3

Assumed Liabilities

$
List of Liabilities
Capital one- 2191	2,685
Amex -42004	44,568
Amex- 32001	1,945
Accrued Expenses	55,244
Account Payable	244,190
Accrued Wages	90,408

Total Liabilities	439,040

[Schedule 3 to Asset Contribution Agreement]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

Schedule 4

Required Consents

[Schedule 4 to Asset Contribution Agreement]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

Schedule 8(f)

Tangible Assets

$
List of Tangible Assets
Fixed Assets	5,309
Accumulated Depreciation	(923)

Total Assets	4,386

[Schedule 8(f) to Asset Contribution Agreement]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

Schedule 8(g)

Contracts

1.              [***].

2.              [***].

3.              [***].

4.              [***].

5.              [***].

6.              Second Amended and Restated Employment Agreement between BioXcel and Luca Rastelli, dated as of June 27, 2016.

7.              First Amended and Restated Employment Agreement between BioXcel and Frank D. Yocca, dated as of March 1, 2016.

8.              Data Purchase Agreement between BioXcel and Midatech Pharma US Inc., effective as of January 4, 2016.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

Exhibit B

Separation Plan

BioXcel Therapeutics (BTI) business focus is to develop and commercialize lead candidates contributed by BioXcel (parent) BXCL 501, 502, 701 and 702 and any future candidates.

Financing: BTI will be initially supported by BioXcel (parent) with grid note for up to $1M. BTI is expected to obtain its financing through private or public investment.

Board: BTI is to build required number of independent directors in its Board over the next 12-18 months.

Operations: BioXcel has assigned key management team to BTI to conduct its business and R&D functions. BTI management team is responsible for management and execution of R&D associated with BXCL501, 502, 701 and 702. In addition, all relevant material contracts assigned to BTI. BTI will continue to use shared office space and services from BioXcel as outlined in Table 1 below.

Table 1: Separation Plan Timelines

Facility / Services / Assets / Employees	Expected Timeframe	Additional Details

I.Shared Office Space and Equipment (Section 1)

Office Space	12 months	Earlier than 12 months in the event of financing

Equipment	12 months	Earlier than 12 months in the event of financing

II.Shared Services (Section 2)

i. Services in the Branford CT USA office	12 months

ii. Services in the nature of support for intellectual property prosecution and management	12 months

iii. Services by BioXcel thru its subsidiary in India	24-36 months

III. Financial Support & Payment: Grid Note for $1M	Repaid in 18 months or upon $10M cumulative financing	Increase revolving line of credit based on mutual consent

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

Exhibit C

The Services

A: BioXcel shall provide the following Services to BTI using the following rates:

1.              Services in the Branford CT USA office ($1,850);

a.              General administrative support of approximately up to a maximum of 2 hours per day at $40 per hour; to be increased to $50 per hour after financing event of $5,000,000 or an IPO for BTI.

b.              Payroll services at $250 per month (for up to a maximum of 7 Employees); to be increased to $500 per month after financing event of $5,000,000 or an IPO for BTI.

2.              Services for intellectual property prosecution and management (Flexible).

a.              A fee of $250 per hour for a maximum of twenty hours per month. Fee shall be $500 per hour upon financing event of $5,000,000 or an IPO for BTI.

3.              Services by BioXcel directly, or through its subsidiary in India, for various departments and corresponding hourly rates are outlined in the table below.

Title — Department (India)	Rate ($)
Managing Director	[***]
Director-Drug Discovery	[***]
Assistant Director-Drug Discovery	[***]
Assistant Director-Drug Discovery	[***]
Senior Manager-Drug Discovery	[***]
Principal Analyst-Drug Discovery	[***]
Principal Analyst-Drug Discovery	[***]
Principal Analyst-Drug Discovery	[***]
Principal Analyst-Medical Analytics	[***]
Principal Analyst-Data Science	[***]
Assistant Director-Commercial Analytics	[***]
Senior Manager-IP Analytics	[***]
Apply nearest rate applicable based on Title - Department above

To be adjusted to CPI every year.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

Exhibit D

Leased Employees

Leased Employee Name	Salary Rate

Vimal Mehta	90% of aggregate compensation	90% of time
Chids Mahadevan (through IPO)	90% of aggregate compensation	90% of time
Chids Mahadevan (after IPO)	50% of aggregate compensation	50% of time

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 406 of the Securities Act of 1933, as amended

Exhibit E

GRID NOTE

Up to US $1,000,000	June 30, 2017

FOR VALUE RECEIVED, the undersigned, BioXcel Therapeutics, Inc., a Delaware corporation with an office at 780 East Main Street, Branford, CT 06405 (“Payor”), unconditionally promises to pay to the order of BioXcel Corporation, a Delaware corporation with an office at 780 East Main Street, Branford, CT 06405 (“Payee”), the principal sum of ONE MILLION DOLLARS ($1,000,000), or so much thereof as shall have been advanced by Payee to or on behalf of Payor, together with interest on the unpaid balance of each advance, which shall accrue at a rate per annum equal to the applicable federal rate for short-term loans as of the date hereof, in each case calculated based on a 365-day year and actual days elapsed. The obligations of Payor under this Grid Note (this “Note”) shall be senior indebtedness of Payor and shall rank senior to all other indebtedness.

This Note evidences a revolving line of credit. Advances under this Note may be requested either orally or in writing by Payor, for the exclusive benefit of Payor in furtherance of conducting its business. All advances under this Note require the prior written approval of Payee and a record thereof shall be maintained in Exhibit A to this Note, provided, however, that the failure to so record shall in no way limit Payor’s obligations with respect to repayment of principal or interest on any advance.

The entire balance of principal and accrued interest thereon shall be due and payable within 18 months upon execution or receiving a cumulative amount of TEN MILLION DOLLARS ($10,000,000) of financing, whichever is earlier.

If this Note is not paid on demand, Payor agrees to pay, in addition to the unpaid principal and accrued interest, all reasonable costs and expenses incurred in attempting or effecting payment or collection hereunder, including, but not limited to, reasonable attorneys’ fees, whether or not suit is instituted.

Payor shall have the right at any time to prepay this Note, in whole or in part, without penalty, subject to the qualification, however, that no partial prepayment of the original sum shall in any way release, discharge or affect the obligation of Payor to make full payment in the amount of the balance of said principal sum at time of demand. Each and every payment (including all partial payments or prepayments) received by the Payee hereunder shall be applied first to any penalties for which the Payor is responsible under this Note which have not yet been paid, then to outstanding interest and then to outstanding principal. If any payment under this Note shall be specified to be made on a day which is not a business day, it shall be made on the next succeeding day which is a business day.

The amounts due hereunder are payable in lawful money of the United States of America to Payee at his address above, or at such other place as the holder of this Note shall from time to time designate, in immediately available funds.

No failure on the part of Payee or any other holder of this Note to exercise and no delay in exercise by Payee or any other holder of this Note of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power.

This Note shall be binding upon Payor and its successors and assigns.

THIS NOTE IS AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CONNECTICUT. ANY CLAIMS OR LEGAL ACTIONS BY ONE PARTY AGAINST THE OTHER ARISING OUT OF THIS NOTE SHALL BE COMMENCED AND MAINTAINED IN ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF CONNECTICUT, AND PAYOR HEREBY EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO THE JURISDICTION OF SUCH COURTS AND HEREBY WAIVES TRIAL BY JURY IN ANY SUCH LEGAL ACTION OR PROCEEDING.

Diligence, presentment, demand, protest and notice of any kind are hereby waived by Payor and all sureties, guarantors and endorsers hereof, if any.

In the event that any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part, or in any respect, or in the event that any one or more of the provisions of this Note shall operate, or would prospectively operate, to invalidate this Note, then, and in any such event, such provision or provisions only shall be deemed null and void and of no force or effect and shall not affect any other provision of this Note, and the remaining provisions of this Note shall remain operative and in full force and effect, shall be valid, legal and enforceable, and shall in no way be affected, prejudiced or disturbed thereby.

IN WITNESS WHEREOF, Payor has caused this Note to be executed as of the date and year first above written.

BIOXCEL THERAPEUTICS, INC.

/s/ Vimal Mehta
By:	Vimal Mehta
Its:	CEO

2

EXHIBIT A

Amount of	Date of	Amount of	Date of	Balance
Advance	Advance	Repayment	Repayment	Remaining
$299,500	06/30/2017			$299,500

3